EXHIBIT B
                Kelly's Coffee Group, Inc. Corporate Resolution
             Appointing Richard Surber as a Director and President

                                 May 6th, 1999


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                                    EXHIBIT B

              UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING
                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                           Kelly's Coffee Group, Inc.

         The undersigned, constituting all members of the Board of Directors (the "Board") of Kelly's Coffee Group, Inc., a Colorado corporation (the "Corporation"), hereby adopt the following resolution this 6th day of May 1999, by written consent to be effective immediately;

         WHEREAS, the Corporations's Chief Executive Officer and President, Terrence A. Butler, has tendered his resignation;

         WHEREAS, the Corporation's Treasurer, Carl J. Conte, has tendered his resignation;

         WHEREAS, the Corporation's Secretary, Kathy S. Fox, has tendered her resignation;

         WHEREAS, the Board believes it is the best interest of the Corporation to appoint Richard Surber as the President, Secretary and Director for the Corporation;

         WHEREAS, Mr. Surber is qualified and willing to accept an appointment to serve as the President, Secretary and Director of the Corporation; and

         WHEREAS, the Corporation's current Board intends to resign immediately after the appointment of Richard Surber as President, Secretary and Director;

         THEREFORE BE IT RESOLVED, that the Board hereby approves, authorizes, and ratifies the appointment of Richard Surber as President, Secretary and Director;

         THEREFORE BE IT FURTHER RESOLVED, that the Board here\by accepts the resignation of the current Board and the resignation of Terrence A. Butler as Chief Executive Officer and President, Carl J. Conte as Treasurer and Kathy S. Fox as Secretary of the Corporation

         FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered, and directed in the name of and on behalf of the Corporation, to execute and deliver all such documents, instruments, schedules, forms, and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of any such officers that are consistent with the purpose of this resolution are hereby authorized, approved, ratified and confirmed in all respects.


       /s/ Terrence A. Butler                       /s/ Carl J. Conte
   ______________________________                 _______________________
    Terrence A. Butler, Director                 Carl J. Conte, Director



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        Resigned    8-98
_________________________
Kathy S. Fox, Director


         I, hereby, tender my resignation as Chief Executive Officer, President and Director of Corporation effective immediately upon Richard Surber accepting his position as a Director.

     /s/ Terrence A. Butler
___________________________
Terrence A. Butler


         I, hereby, tender my resignation as Treasurer and Director of the Corporation immediately.

     /s/ Carl J. Conte
___________________________
Carl J. Conte

         I, hereby, tender my resignation as Secretary and Director of the Corporation immediately.

        Resigned    8-98
___________________________
Kathy S. Fox, Director


         I, hereby, accept my position as President, Secretary and Director of the Corporation effective immediately.


     /s/Richard Surber
_____________________________
Richard Surber